Exhibit 10.34

FIRST AMENDMENT
TO THE
MARSH & MCLENNAN COMPANIES
SUPPLEMENTAL SAVINGS & INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") maintains a defined contribution retirement program, which includes the non-qualified Marsh & McLennan Companies Supplemental Savings & Investment Plan (the "Plan") and the tax-qualified Marsh & McLennan Companies 401(k) Savings & Investment Plan (the "Basic Plan");
WHEREAS, under Section 8.1 of the Plan, the Company, by action of its Board of Directors or as otherwise specified therein, has reserved the right to amend the Plan, provided that such amendment shall not cause the Plan to violate Section 409A of the Code or Treasury regulations thereunder, and that no such amendment shall reduce any Participant's Benefit determined as though the date of such amendment were the date of his or her Termination of Employment;
WHEREAS, the Company most recently amended and restated the Plan effective January 1, 2012;
WHEREAS, the Company desires to modify its defined contribution retirement program to provide for the addition of (i) fixed employer profit sharing contributions under the Basic Plan (such contributions, the "MMC Fixed Company Contributions") and (ii) fixed contribution credits under the Plan applicable to eligible participants whose MMC Fixed Company Contributions under the Basic Plan are limited under the Code (such credits, the "MMC Fixed Company Credits");

WHEREAS, the Company further desires to cause employees of Marsh ClearSight LLC (formerly CS STARS, LLC) to become Eligible Employees under the Plan, but not to be eligible to participate in the MMC Fixed Company Credits portion of the Plan;
WHEREAS, the Board of Directors has duly adopted resolutions on October 19, 2016 (the "Resolutions"), authorizing the amendment of the Basic Plan and the Plan to provide for the implementation of MMC Fixed Company Contributions and MMC Fixed Company Credits, respectively, effective January 1, 2017;
WHEREAS, under the Resolutions, the Board of Directors has authorized and empowered Laurie Ledford, in her capacity as an officer of the Company, to amend the Plan in order to make such changes and additions to the Plan document as are necessary, advisable or appropriate to carry out the intent and purpose of the Resolutions in compliance with applicable law; and
WHEREAS, the Company wishes to amend the Plan, effective January 1, 2017, in order to (i) reflect the addition of the MMC Fixed Company Credits under the Plan, (ii) provide that employees of Marsh ClearSight LLC are Eligible Employees under the Plan except with respect to the MMC Fixed Company Credits portion of the Plan, (iii) provide that employees of Dovetail Insurance Corporation are not Eligible Employees with respect to the MMC Fixed Company Credits portion of the Plan, and (iv) make other clarifying changes to the Plan.
NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2017, as follows:
1.    Section 1.1 of the Plan is hereby amended and restated to read as follows:
"1.1    Board of Directors, Catch-Up Contributions, Code, Company, Contribution Authorization, Eligible Employee, Investment Fund, MMC Fixed Company Contributions, MMC Stock, Participating Company, Matching Contributions, Non-Covered Company, Plan Year, Pre-Tax Contributions, Roth Contributions, Spouse, Stock

Fund, and Year of Service have the meanings given them in the Basic Plan as from time to time in effect."
2.     Section 1.20 of the Plan is hereby amended and restated to read as follows:
"1.20    Investment Direction means the instructions a Participant provides to the Plan Administrator, on a form and in a manner specified by the Plan Administrator (which may include electronic means) from time to time, with respect to the (i) notional investment of future Compensation reduction credits under Section 4.2 credited to his or her Account, (ii) notional investment of future Matching Credits under Section 4.3(a) credited to his or her Account, (iii) notional investment of future MMC Fixed Company Credits under Section 4.3A credited to his or her Account, or (iv) reallocation of the notional balance, or a portion thereof, credited to his or her Account. In the absence of affirmative instructions provided by a Participant with respect to clauses (i), (ii), (iii) or (iv) of this Section 1.20, the Plan's default investment direction provided under Section 4.10 shall be deemed the Participant's Investment Direction."
3.     Section 1.25 of the Plan is hereby amended and restated to read as follows:
"1.25    Participating Company means the Company and any subsidiary or affiliate thereof whose Eligible Employees are eligible to participate in the Basic Plan; provided, however, that Marsh ClearSight LLC (formerly CS STARS, LLC) and Dovetail Insurance Corporation (each, an 'Excluded Company' and collectively, the 'Excluded Companies') shall not be Participating Companies with respect to the MMC Fixed Company Credits portion of the Plan (as described in Section 4.3A)."
4.    Article 2 of the Plan is hereby amended and restated to read in its entirety as follows:
"ARTICLE 2
ELIGIBILITY AND ENROLLMENT

2.1     Eligibility.

(a)    Employee Deferrals and Matching Credits. An Eligible Employee who actively participates in the Basic Plan, including a former Eligible Employee who is rehired by a Participating Company or an Eligible Employee who has been transferred from a Non-Covered Company to a Participating Company, whose Contribution Authorization under the Basic Plan is not suspended pursuant to Section 3.5 of the Basic Plan and whose opportunity to cause contributions to be made pursuant to Section 3.1 of the Basic Plan could reasonably be expected to be limited in any Plan Year by the operation of the Compensation Limit, may be selected by the Plan Administrator to enroll in the Plan in order to (i) reduce and defer a portion of his or her Compensation during such Plan Year pursuant to Section 3.1 of this Plan and have such deferred amount credited to his or her Account pursuant to Section 4.1 and (ii) have

Matching Credits credited to his or her Account pursuant to Section 4.3 of this Plan. Notwithstanding the foregoing, no Matching Credits shall be credited with respect to periods prior to the Eligible Employee's attainment of one (1) Year of Service.

(b)    MMC Fixed Company Credits. An Eligible Employee (i) whose annual Compensation exceeds the Compensation Limit, and (ii) whose opportunity to receive MMC Fixed Company Contributions pursuant to Section 3.9 of the Basic Plan could reasonably be expected to be limited in any Plan Year by the operation of the Compensation Limit (regardless of whether such Eligible Employee has completed an Enrollment Authorization with respect to employee deferrals under this Plan), may be selected by the Plan Administrator to participate in the Plan and have MMC Fixed Company Credits credited to his or her Account pursuant to Section 4.3A of this Plan. Notwithstanding the foregoing, (i) no MMC Fixed Company Credits shall be credited with respect to periods prior to the Eligible Employee's attainment of one (1) Year of Service and (ii) any employee of an Excluded Company shall not be an Eligible Employee with respect to the MMC Fixed Company Credits portion of the Plan.

2.2    Initial Enrollment.

(a)    New Hire. In the case of any individual who is newly hired by a Participating Company and who satisfies the eligibility requirements of Section 2.1(a) and/or (b), such individual may, subject to the provisions of this Article 2, complete and submit to the Plan Administrator his or her Enrollment Authorization and Distribution Election (as applicable) during the first Annual Enrollment period ending on or after his or her date of hire.

(b)    Rehires and Transferees. A former Participant who has Terminated Employment and is rehired by the Company or Participating Company or an individual transferred to the Company or Participating Company by a Non-Covered Company who satisfies the eligibility requirements of Section 2.1(a) and/or (b) may re-enroll or enroll in the Plan no earlier than during the first Annual Enrollment period ending after the date such former Participant or individual satisfies the eligibility requirements of Section 2.1(a) and/or (b). If such rehired or transferred individual has attained one (1) Year of Service as of the Plan Year in which the rehire or transfer occurs, notwithstanding the attainment of one (1) Year of Service, any MMC Fixed Company Credits with respect to such rehired or transferred individual shall commence or recommence no earlier than the Plan Year following the Plan Year in which the rehire or transfer occurs.

(c)    Acquisitions. In the case of any individual who is employed by an Acquired Company on its date of acquisition by a Participating Company and satisfies the eligibility requirements of Section 2.1(a) and/or (b) of the Plan, such individual may, subject to the following sentences of this Section 2.2(c), complete and submit to the Plan Administrator his or her Enrollment Authorization and Distribution Election during the first Annual Enrollment period ending on or after the closing date of the Acquired Company's acquisition by a Participating Company. If the closing date of an Acquired Company's acquisition is scheduled to occur on or about, but no later than, the last day of a Plan Year, and if the Participating Company so requests, the Plan Administrator may in its discretion provide an individual not otherwise eligible to participate in the Plan under the provisions of this Section 2.2(c) with his or her initial Enrollment Authorization and Distribution Election during the Annual Enrollment period occurring during the Plan Year in which the closing date of Acquired Company's acquisition occurs; provided, however, that the acceptance of such Enrollment Authorization and Distribution Election by the Plan Administrator shall be contingent upon such acquisition closing on a date that is no later than the last day of such Plan Year. If an individual described in this Section 2.2(c) has attained one (1) Year of Service as of the Plan Year in which the closing date of the Acquired Company's acquisition occurs, notwithstanding the attainment of one (1) Year of Service, any MMC Fixed Company Credits with respect to such individual shall commence no earlier than the Plan Year following the Plan Year in which such acquisition occurs.

(d)    Employees Newly Eligible for MMC Fixed Company Credits. In the case of any individual who (i) has not elected to enroll in the Plan under paragraphs (a), (b) or (c) of this Section 2.2 and (ii) is newly eligible to participate in the MMC Fixed Company Credits portion of the Plan pursuant to Section 2.1(b), such individual may complete and submit to the Plan Administrator his or her Distribution Election during the Annual Enrollment period preceding the Plan Year in which the first MMC Fixed Company Credit is scheduled to be credited to the Plan on his or her behalf.

(e)    Eligible Employees of Marsh ClearSight LLC for 2017 Plan Year. With respect to an Eligible Employee of Marsh ClearSight LLC who is initially eligible to participate in the Plan for the 2017 Plan Year in connection with Marsh ClearSight LLC becoming a Participating Company under the Plan, such Eligible Employee may complete and submit to the Plan Administrator his or her Enrollment Authorization and Distribution Election during the Annual Enrollment period immediately preceding the 2017 Plan Year.

(f)    No Distribution Election. If an Eligible Employee selected under Section 2.1(a) or (b) to participate in the Plan fails to timely complete and submit his or her Distribution Election to the Plan Administrator in accordance with the applicable provisions of Section 2.2, such Eligible Employee shall be deemed to have made the default election described in Section 5.3(d) but shall be eligible to make a subsequent Distribution Election in accordance with the provisions of Section 5.3(e).

2.3    Annual Election of Employee Deferrals. Except as provided in Section 2.2 (and whether or not an Eligible Employee completed and submitted to the Plan Administrator his or her Enrollment Authorization during the first Annual Enrollment period applicable to such Eligible Employee under Section 2.2 (a), (b), (c) or (e)), each Eligible Employee who is eligible to participate in the Plan for a Plan Year shall complete and submit to the Plan Administrator a Contribution Authorization under the Basic Plan and an Enrollment Authorization related to such Plan Year during the Annual Enrollment period. An Eligible Employee who fails to timely submit a completed Contribution Authorization or Enrollment Authorization shall not participate in the employee deferral and Matching Credit portion of the Plan for such Plan Year. An Enrollment Authorization under this Section 2.3 shall become effective on the first day of the Plan Year to which it relates and irrevocable no later than the last day of such Annual Enrollment period.

2.4    Timing of Elections. Notwithstanding anything to the contrary in Sections 2.2 or 2.3, the Plan Administrator shall have the discretion to:

(a)     accept an Eligible Employee's Enrollment Authorization for a Plan Year after the end of the Annual Enrollment period for such Plan Year, but no later than the last business day of the Plan Year that includes such Annual Enrollment period; and

(b)    accept an Eligible Employee's initial Distribution Election after the end of the Annual Enrollment period in which the initial Distribution Election is otherwise permitted to be made pursuant to Section 2.2, but no later than the last business day of the Plan Year that includes such Annual Enrollment period."

5.     Section 3.3 of the Plan is hereby amended to add the following sentence to the end thereof:
"There shall be no retroactive employee deferrals or Matching Credits for the period of the leave of absence (including long-term disability)."

6.    The first sentence of Section 4.1(a) of the Plan is hereby amended and restated to read as follows:
"(a)    Establishment of Accounts. The Company shall establish an Account for each Participant which shall be credited with Notional Shares and/or Notional Investments in accordance with his or her Investment Direction based upon such Participant's Compensation reductions made pursuant to his or her timely completed Enrollment Authorization, matching amounts attributable thereto, and any MMC Fixed Company Credits pursuant to Section 4.3A."
7.    New Section 4.3A is hereby added to the Plan, immediately following Section 4.3, to read in its entirety as follows:
"4.3A    MMC Fixed Company Credits. The following provisions shall apply with respect to Plan Years beginning on or after January 1, 2017:

(a)    Provided that an Eligible Employee has completed at least one (1) Year of Service and is employed by a Participating Company other than an Excluded Company (and subject to the provisions of Section 2.2), beginning with the first payroll period of a Plan Year in which the Eligible Employee's Compensation first exceeds the Compensation Limit, such Participant shall be credited with fixed amounts under this Plan based on the formula applicable to MMC Fixed Company Contributions under Section 3.9 of the Basic Plan ('MMC Fixed Company Credits').

(b)    For purposes of determining the amount of the MMC Fixed Company Credits to be made on behalf of an Eligible Employee pursuant to Section 4.3A(a), Compensation shall be limited to amounts earned both (i) after the Eligible Employee has attained one (1) Year of Service and (ii) while the employee was an Eligible Employee with respect to the MMC Fixed Company Credits portion of the Plan. No MMC Fixed Company Credits shall be credited with respect to Compensation for which an MMC Fixed Company Contribution is provided under the Basic Plan.

(c)    Notwithstanding any other provision contained herein, a Participant's MMC Fixed Company Credits for a Plan Year shall be suspended during such Plan Year for the period during which such Participant is (i) on an unpaid leave of absence from the Participating Company (but only during the period of time that precedes a Participant's Termination of Employment if one is deemed to occur), or (ii) eligible for, and in receipt of, benefit payments under the Participating Company's long-term disability plan. The MMC Fixed Company Credits shall be reinstated if and when such Participant returns to active employment with a Participating Company, to the extent that the Participant otherwise remains eligible for such credits upon resumption of employment. There shall be no retroactive MMC Fixed Company Credits for the period of the leave of absence (including long-term disability)."
8.     Section 4.4 of the Plan is hereby amended and restated to read as follows:
"4.4    Post-Termination Credits. If an Account is credited under Section 4.2, Section 4.3 or Section 4.3A after the Participant incurred a Termination of Employment, such credit or credits shall be notionally invested in accordance with the Investment Direction last in effect immediately prior to the Participant's Termination of Employment."
9.     Section 4.9(c) is hereby amended and restated to read as follows:
"(c)    Matching Credits and MMC Fixed Company Credits. A Participant may change the notional allocation of Matching Credits made pursuant to Section 4.3(a) and MMC Fixed Company Credits made pursuant to Section 4.3A among the Funds and Notional Shares in accordance with procedures established by the Plan Administrator from time to time; provided, however, that the notional investment election in effect at any given time with respect to a Participant's Matching Credits (if any) shall also apply to such Participant's MMC Fixed Company Credits."
10.     Section 4.10 of the Plan is hereby amended and restated to read as follows:
"4.10    Default Investment Direction. If an Eligible Employee, selected in accordance with Section 2.1 to participate in the Plan, fails to timely complete and submit an Investment Direction to the Plan Administrator at the time of his or her initial enrollment in the Plan under Section 2.2, the Account of such Participant shall be deemed notionally invested in the default Investment Fund designated for the Plan by the Investment Committee until he or she submits a completed Investment Direction.
11.     The first sentence of Section 8.1(c) of the Plan is hereby amended and restated to read as follows:
"(c)    If, upon termination of the Plan, the conditions and circumstances for liquidation of the Accounts under Treas. Reg. §1.409A-3(j)(4)(ix) are not satisfied, no more Eligible Employees shall become Participants, and reductions in Compensation under Section 3.1, the associated credits under Section 4.2 and 4.3, and the credits under Section 4.3A shall cease."

IN WITNESS WHEREOF, MARSH & McLENNAN COMPANIES, INC. has caused this First Amendment to the Plan to be executed by its duly authorized officer on the 7th day of December, 2016.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer